                                                                     Exhibit 4.6



                           THE PROVIDENCE GAS COMPANY

                                       To

                      STATE STREET BANK AND TRUST COMPANY,

                                 as Successor to

                      RHODE ISLAND HOSPITAL TRUST COMPANY,

                                     Trustee



                        TWENTIETH SUPPLEMENTAL INDENTURE


                          Dated as of __________, 1999

                                TABLE OF CONTENTS

SECTION                             HEADING                                                             PAGE
Parties...............................................................................................     1

FORM OF SERIES T BOND.................................................................................     2

ARTICLE FIRST.  DEFINITIONS...........................................................................     9

         Section 1.01.  General.......................................................................     9
         Section 1.02.  Trust Indenture Act...........................................................     9
         Section 1.03.  Definitions...................................................................     9

ARTICLE SECOND.  DESIGNATION AND TERMS OF SERIES T BONDS..............................................    11

         Section 2.01.  Establishment Of Series.......................................................    11
         Section 2.02.  Exchangeability Of Series T Bonds.............................................    12
         Section 2.03.  Special Record Date...........................................................    12

ARTICLE THIRD.   ISSUANCE OF $15,000,000 OF SERIES TO BONDS AND
                 CLOSING OF SUCH SERIES AT THAT AMOUNT................................................    12

         Section 3.01.  Issuance Of Series T Bonds....................................................    12
         Section 3.02.  Limitation On Aggregate Principal Amount......................................    12
         Section 3.03.  Cancellation Of Series T Bonds Paid, Etc......................................    13
         Section 3.04.  Bonds Issuance In The Form Of a Global Note...................................    13

ARTICLE FOURTH.  REDEMPTION...........................................................................    14

         Section 4.01.  General.......................................................................    14
         Section 4.02.  Optional Redemption of Series T Bonds.........................................    15
         Section 4.03.  Redemption Procedures.........................................................    15
         Section 4.04.  Redemption at the Holder's Option.............................................    15

ARTICLE FIFTH.  SPECIAL INSURANCE PROVISIONS..........................................................    17

         Section 5.01.  Insurer as Third Party Beneficiary............................................    17
         Section 5.02.  Notices and Information.......................................................    17
         Section 5.03.  Concerning the Special Insurance Provisions...................................    17
         Section 5.04.  Amendments....................................................................    18
         Section 5.05.  Limitation on Defeasance......................................................    18
         Section 5.06.  Payments Under the Policy.....................................................    18
         Section 5.07.  Insurer's Rights Concerning the Trustee.......................................    19
         Section 5.08.  Insurer's Right to Accelerate, etc............................................    19

ARTICLE SIXTH:  PARTICULAR PROVISIONS RELATED TO THE TRUST
                  INDENTURE ACT.......................................................................    20

         Section 6.01.  Deposited Moneys To Be Held In Trust By Trustee...............................    20
         Section 6.02.  Paying Agent to Repay Moneys Held.............................................    20
         Section 6.03.  Return of Unclaimed Moneys Held...............................................    20
         Section 6.04.  Provisions as to Paying Agent.................................................    20
         Section 6.05.  Certificates and Notice to Trustee............................................    21
         Section 6.06.  Company to Furnish Registered Owner Lists.....................................    21
         Section 6.07.  Preservation and Disclosure of Registered Owner Lists.........................    22
         Section 6.08.  Reports by the Company........................................................    23
         Section 6.09.  Reports by the Trustee........................................................    23
         Section 6.10.  Prohibition of Impairment of Registered Owner's Right to Payment..............    24
         Section 6.11.  Notice of Default.............................................................    24
         Section 6.12.  Undertaking to Pay Costs......................................................    24
         Section 6.13.  Conflict Interest of Trustee..................................................    25
         Section 6.14.  Existence and Eligibility of Trustee..........................................    25
         Section 6.15.  Resignation or Removal of Trustee.............................................    25
         Section 6.16.  Appointment of Successor Trustee..............................................    26
         Section 6.17.  Acceptance by Successor Trustee...............................................    26
         Section 6.18.  Limitations on Rights of Trustee as a Creditor................................    27
         Section 6.19.  Company-Owned Series T Bonds Disregarded......................................    27
         Section 6.20.  Business Days.................................................................    27
         Section 6.21.  Trust Indenture Act to Control................................................    27
         Section 6.22.  Manner of Mailing Notice to Registered Owner..................................    28

ARTICLE SEVENTH.  ADDITIONAL PROVISIONS...............................................................    28

         Section 7.01.  Title.........................................................................    28
         Section 7.02.  Released Property.............................................................    28
         Section 7.03.  Bonds Held by the Company.....................................................    28
         Section 7.04.  Payment of Series T Bonds.....................................................    28
         Section 7.05.  Events of Default.............................................................    29
         Section 7.06.  Expiration....................................................................    30
         Section 7.07.  Dates for Identification......................................................    30
         Section 7.08.  Section References............................................................    30
         Section 7.09.  Recordation...................................................................    30
         Section 7.10.  Replacement on Loss, Etc......................................................    30
         Section 7.11.  Counterparts..................................................................    31
         Section 7.12.  Rights and Remedies on Default................................................    31

Signatures............................................................................................    31

ATTACHMENTS TO TWENTIETH SUPPLEMENTAL INDENTURE:

SCHEDULE I - Schedule of Property and Interests Therein
SCHEDULE II - Schedule of Released Property
SCHEDULE III - Form of Request for Redemption

         THIS TWENTIETH SUPPLEMENTAL INDENTURE, dated as of __________, 1999, between THE PROVIDENCE GAS COMPANY, a corporation created by Special Act of the General Assembly of the State of Rhode Island ( herein after sometimes called the "Company"), party of the first part, and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (successor to Rhode Island Hospital Trust National Bank, which succeeded Rhode Island Hospital Trust Company), as trustee under the Company's First Mortgage herein below mentioned (hereinafter sometimes called the "Trustee"), party of the second part:

         WHEREAS the Company by an Indenture, dated as of January 1, 1922, as supplemented by a First Supplemental Indenture, dated as of February 6, 1933, a Second Supplemental Indenture, dated as of June 1, 1944, a Third Supplemental Indenture, dated as of April 1, 1948, a Fourth Supplemental Indenture, dated as of January 1, 1958, a Fifth Supplemental Indenture, dated as of July 1, 1960, a Sixth Supplemental Indenture, dated as of September 1, 1963, a Seventh Supplemental Indenture, dated as of November 1, 1971, an Eighth Supplemental Indenture, dated as of July 1, 1972, a Ninth Supplemental Indenture, dated as of October 1, 1975, a Tenth Supplemental Indenture, dated as of April 1, 1976, an Eleventh Supplemental Indenture, dated as of September 1, 1978, a Twelfth Supplemental Indenture, dated as of September 1, 1983, a Thirteenth Supplemental Indenture, dated as of May 1, 1986, a Fourteenth Supplemental Indenture, dated as of August 1, 1988, a Fifteenth Supplemental Indenture, dated as of June 1, 1990, a Sixteenth Supplemental Indenture, dated as of September 1, 1992, a Seventeenth Supplemental Indenture, dated as of November 1, 1993, an Eighteenth Supplemental Indenture, dated as of December 1, 1995, and a Nineteenth Supplemental Indenture dated as of April 1, 1998 (said instruments being herein after sometimes called, respectively, the "Original Indenture", the "First Supplemental Indenture", the "Second Supplemental Indenture", the "Third Supplemental Indenture", the "Fourth Supplemental Indenture", the "Fifth Supplemental Indenture", the "Sixth Supplemental Indenture", the "Seventh Supplemental Indenture", the "Eighth Supplemental Indenture", the "Ninth Supplemental Indenture", the "Tenth Supplemental Indenture", the "Eleventh Supplemental Indenture", the "Twelfth Supplemental Indenture", the "Thirteenth Supplemental Indenture", the "Fourteenth Supplemental Indenture", the "Fifteenth Supplemental Indenture", the "Sixteenth Supplemental Indenture", the "Seventeenth Supplemental Indenture", the "Eighteenth Supplemental Indenture", and the "Nineteenth Supplemental Indenture" and the Original Indenture as supplemented by whatsoever supplements, including, if apt, this Twentieth Supplemental Indenture, as have been or shall have been executed and delivered at the pertinent time, being herein after sometimes called, collectively, the "Indenture"), mortgaged its property and franchises, including after-acquired property and franchises, to the Trustee to secure its First Mortgage Bonds issued and to be issued thereunder in accordance with the provisions of said Indenture, and there are now outstanding thereunder $2,728,000 principal amount of First Mortgage Bonds, Series M, 10.25% due July 31, 2008, being all of an original issue of $10,000,000 principal amount of bonds of said Series M, $10,000,000 principal amount of First Mortgage Bonds, Series N, 9.63% due May 30, 2020, being all of an original issue of $10,000,000 principal amount of bonds of said Series N, $12,5000,000 principal amount of First Mortgage Bonds, Series O, 8.46% due September 30, 2022, being all of an original issue of $12,500,000 principal amount of bonds of said Series O, $12,500,000 principal amount of First Mortgage Bonds, Series P, 8.09% due September 30, 2022, being all of an original issue of $12,500,000 principal amount of bonds of said Series P, $8,000,000 principal amount of First Mortgage Bonds, Series Q, 5.62% due November 30, 2003, being a portion of an original issue of $16,000,000 principal amount of bonds of said Series Q, $15,000,000 principal amount of First Mortgage Bonds, Series R, 7.50% due December 15, 2025, being all of an original issue of $15,000,000 principal amount of bonds of said Series R; and $15,000,000 principal amount of First Mortgage Bonds, Series S, 6.82% due April 1, 2018; and


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         WHEREAS the Company has determined, by due corporate action, to provide for the immediate issuance, execution, authentication and delivery of $15,000,000 in aggregate principal amount of its fully registered First Mortgage Bonds in the principal amount of $15,000,000 to be known as the Company's First Mortgage Bonds, Series T, ___% or, alternatively, as ___% Senior Secured Insured Quarterly Notes (hereinafter sometimes called "bonds of Series T" or "Series T bonds" or "Notes") due February 1, 2029; and

         WHEREAS each of the bonds to be issued hereunder and the certificate of the Trustee to be endorsed on the bonds of such series are to be substantially in the following forms, respectively, to wit:

[FORM OF SERIES T BOND - GLOBAL NOTE]


         THIS SECURITY IS A GLOBAL NOTE REGISTERED IN THE NAME OF THE DEPOSITARY (REFERRED TO HEREIN) OR A NOMINEE THEREOF AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL BONDS REPRESENTED HEREBY, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK), TO THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


No. R-                                                                $ ________

                                                              CUSIP_____________

THE PROVIDENCE GAS COMPANY

FIRST MORTGAGE BOND, SERIES T, ___%

Due February 1, 2029

         THE PROVIDENCE GAS COMPANY, a corporation created by Special Act of the General Assembly of the State of Rhode Island (herein after called the "Company"), for value received, hereby promises to pay
____________________________or registered assigns, on the first day of February,


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2029, the principal sum of _____________________________Dollars
($_____________), and to pay interest thereon (unless this bond shall have been called for previous redemption and payment duly provided therefor) at the rate of [ _____and ______] hundredths per cent (____%) per annum, payable quarterly in arrears on the first day of February, May, August and November in each year (each such date, an "Interest Payment Date"), commencing the first day of May, 1999, until said principal sum shall have become due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

         The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as defined below), be paid to the holder (the "Holder") of this bond (or one or more predecessor bonds) of record at the close of business on the regular record date (the "Regular Record Date") for such Interest Payment Date, which except in the case of interest payable at the Stated Maturity (as defined in the Twentieth Supplemental Indenture), shall be the fifteenth calendar day (whether or not a Business Day) of the month preceding the month in which the respective Interest Payment Date occurs, and, in the case of interest payable at the Stated Maturity, shall be the date such that interest payable at the Stated Maturity is payable to the same Person to whom principal on this bond is payable.

         Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date by virtue of his having been such Holder, and may be paid to the Holder of this bond (or one or more predecessor bonds) of record at the close of business on a special record date (the "Special Record Date") fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to Holders not less than 10 days prior to such Special Record Date, all as more fully provided in the Twentieth Supplemental Indenture.

         The principal of and interest on this bond shall, subject to the provisions of Section 7.04 of the Twentieth Supplemental Indenture hereinafter described, be payable at the office of State Street Bank and Trust Company, in Boston, Massachusetts (or at the office of its successor trustee in the trust to which reference is herein after made), in such coin or currency of the United States of America as shall be legal tender for the payment of public and private debts at the time of payment.

         This bond is one of a duly authorized issue of First Mortgage Bonds of the Company, unlimited as to aggregate principal amount except as set forth in the Indenture hereinafter mentioned, issuable in series and is one of a series known as First Mortgage Bonds, Series T, [___%] (or alternatively, as ___% Senior Secured Insured Quarterly Notes), all bonds of all series being issued and to be issued under and pursuant to and all equally secured (except as any sinking or other analogous fund, established in accordance with the provisions of the Indenture hereinafter mentioned, may afford additional security for the bonds of any particular series) by an Indenture, dated as of January 1, 1922, as supplemented by a First Supplemental Indenture, dated as of February 6, 1933, a Second Supplemental Indenture, dated as of June 1, 1944, a Third Supplemental Indenture, dated as of April 1, 1948, a Fourth Supplemental Indenture, dated as of January 1, 1958, a Fifth Supplemental Indenture, dated as of July 1, 1960, a Sixth Supplemental Indenture, dated as of September 1, 1963, a Seventh Supplemental Indenture, dated as of November 1, 1971, an Eighth Supplemental Indenture, dated as of July 1, 1972, a Ninth Supplemental Indenture, dated as of October 1, 1975, a Tenth Supplemental Indenture, dated as of April 1, 1976, an Eleventh Supplemental Indenture, dated as of September 1, 1978, a Twelfth Supplemental Indenture, dated as of September 1, 1983, a Thirteenth Supplemental Indenture, dated as of May 1, 1986, a Fourteenth Supplemental Indenture, dated as of August 1, 1988, a Fifteenth Supplemental Indenture, dated as of June 1, 1990, a Sixteenth Supplemental Indenture, dated as of September 1, 1992, a Seventeenth Supplemental Indenture, dated as of November 1, 1993, an Eighteenth Supplemental Indenture, dated as of December 1,

1995, a Nineteenth Supplemental Indenture, dated as of April 1, 1998 and a Twentieth Supplemental Indenture dated as of February ___, 1999 (said twenty-one instruments being hereinafter called, collectively, the "Indenture"), all duly executed and delivered by the Company to State Street Bank and Trust Company, in Boston Massachusetts, as successor to Rhode Island Hospital Trust National Bank, which succeeded Rhode Island Hospital Trust Company (hereinafter called the "Trustee"), as trustee, to which Indenture and to all indentures supplemental thereto reference is hereby made for a description of the property transferred, assigned and mortgaged thereunder, the nature and extent of the security, the terms and conditions upon which the bonds are secured and additional bonds may be issued and secured, and the rights of the holders or registered owners of said bonds, of the Trustee and of the Company in respect of such security. Subsequent series of said bonds may vary as to date, date of maturity, rate of interest and in other ways as in the Indenture provided or permitted.

         Notwithstanding any provisions of the Indenture (including, without limitation, Section 41 of the Original Indenture), the bonds of Series T shall be subject to redemption only in the manner and to the extent provided in the Twentieth Supplemental Indenture.

         As long as this bond is represented in global form (the "Global Note") registered in the name of the Depository or its nominee, except as provided in the Twentieth Supplemental Indenture and subject to certain limitations therein set forth, no Global Note shall be exchangeable or transferable.

         If an Event of Default (as defined in the Indenture, including the Twentieth Supplemental Indenture) with respect to the bonds shall occur and be continuing, the principal plus any accrued interest may be declared due and payable in the manner and with the effect and subject to the conditions provided in the Indenture.

         In case of default by the Company, as set forth in the Indenture, the principal of all the bonds of each and every series issued and outstanding thereunder may be declared or may become due and payable in the manner and with the effect provided in the Indenture.

         No recourse shall be had for the payment of any part of either the principal of or interest on this bond, or for any claim based hereon, or otherwise in any manner in respect hereof or in respect of the Indenture, to or against any stockholder, officer or director, past, present or future, of the Company, by virtue of any statute or provision or rule of law, or by the enforcement of any assessment or penalty, all such liability being expressly waived and released by the acceptance of this bond.

         This bond shall not become obligatory for any purpose until authenticated by the execution by the Trustee of the certificate endorsed hereon.

                             STATEMENT OF INSURANCE

         The MBIA Insurance Corporation (the "Insurer") has issued a financial guaranty insurance policy (the "Policy") containing the following provisions, such Policy being on file at State Street Bank and Trust Company.

         The Insurer, in consideration of the payment of the premium and subject to the terms of the Policy, hereby unconditionally and irrevocably guarantees to any owner, as hereinafter defined, of the following described obligations, the full and complete payment required to be made by or on behalf of the Company to State Street Bank and Trust Company or its successor (the "Paying Agent") of an amount equal to (i) the principal of (at the stated maturity) and interest on, the Obligations (as that term is defined below) as such payments shall become due but shall not be so paid (except that in the event of any acceleration of the due date of such principal by reason of mandatory or optional redemption or acceleration resulting from default or otherwise, the payments guaranteed hereby shall be made in such amounts and at such times as such payments of principal would have been due had there not been any such acceleration); and (ii) the reimbursement of any such payment which is subsequently recovered from any owner pursuant to a final judgment by a court of competent jurisdiction that such payment constitutes an avoidable preference to such owner within the meaning of any applicable bankruptcy law. The amounts referred to in clauses (i) and (ii) of the preceding sentence shall be referred to herein collectively as the "Insured Amounts." "Obligations" shall mean:

                                   $15,000,000
                           The Providence Gas Company
                     Senior Secured Insured Quarterly Notes
                              Due [ ] (IQ Notes(SM))

         Upon receipt of telephonic or telegraphic notice, such notice subsequently confirmed in writing by registered or certified mail, or upon receipt of written notice by registered or certified mail, by the Insurer from the Paying Agent or any owner of an Obligation the payment of an Insured Amount for which is then due, that such required payment has not been made, the Insurer on the due date of such payment or within one Business Day after receipt of notice of such nonpayment, whichever is later, will make a deposit of funds, in an account with State Street Bank and Trust Company, N.A., in New York, New York, or its successor, sufficient for the payment of any such Insured Amounts which are then due. Upon presentment and surrender of such Obligations or presentment of such other proof of ownership of the Obligations, together with any appropriate instruments of assignment to evidence the assignment of the Insured Amounts due on the Obligations as are paid by the Insurer, and appropriate instruments to effect the appointment of the Insurer as agent for such owners of the Obligations in any legal proceeding related to payment of Insured Amounts on the Obligations, such instrument being in a form satisfactory to State Street Bank and Trust Company, N.A., State Street Bank and Trust Company, N.A. shall disburse to such owners or the Paying Agent payment of the Insured Amounts due on such Obligations, less any amount held by the Paying Agent for the payment of such Insured Amounts and legally available therefor. The Policy does not insure against loss of any prepayment premium which may at any time be payable with respect to any Obligation.

         As used herein, the term "owner" shall mean the registered owner of any Obligation as indicated in the books maintained by the Paying Agent, the Company, or any designee of the Company for such purpose. The term owner shall not include the Company or any party whose agreement with the Company constitutes the underlying security for the Obligations.

         Any service of process on the Insurer may be made to the Insurer at its offices located at 113 King Street, Armonk, New York 10504 and such service of process shall be valid and binding.

         The Policy is non-cancelable for any reason. The premium on the Policy is not refundable for any reason including the payment prior to maturity of the Obligations.

         The insurance provided by the Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

         Any provision of the Indenture may not be amended in any manner which materially adversely affects the rights of the Insurer hereunder without the prior written consent of the Insurer, which may not be unreasonably withheld, conditioned or delayed.

         IN WITNESS WHEREOF, THE PROVIDENCE GAS COMPANY has caused its corporate seal to be hereto affixed and this bond to be signed by its President or Vice President and its Treasurer or Assistant Treasurer, the ________day of
________________________________.


                                        THE PROVIDENCE GAS COMPANY


                                        By______________________________________
                                                      President

[CORPORATE SEAL]

                                        and
                                        By______________________________________
                                                       Treasurer

[FORM OF TRUSTEE'S CERTIFICATE]

         This is one of the bonds of Series T of the issue described in the Indenture within mentioned.

                                        STATE STREET BANK AND TRUST COMPANY,
                                        as Successor to Rhode Island Hospital
                                        Trust Company, Trustee


                                        By______________________________________
                                                   Authorized Signature

         WHEREAS the Company also desires to confirm the lien of the Indenture upon property (intended to be thereby mortgaged) acquired by the Company since the execution of the Nineteenth Supplemental Indenture;

         NOW, THEREFORE, THIS TWENTIETH SUPPLEMENTAL INDENTURE WITNESSETH: That The Providence Gas Company, pursuant to and in execution of the powers, authorities and obligations conferred, imposed and reserved in the Original Indenture, as heretofore supplemented by the First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Sixteenth, Seventeenth, Eighteenth and Nineteenth Supplemental Indentures, and every other power, authority and obligation thereto appertaining or enabling, in consideration of the premises and of the authentication, purchase and acceptance of the Series T bonds, of $10 duly paid to the Company by the Trustee and of other good and valuable consideration, receipt whereof is hereby acknowledged, and for the


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
purpose of confirming the Original Indenture and said First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Sixteenth, Seventeenth, Eighteenth and Nineteenth Supplemental Indentures, as hereby supplemented, and in order to secure, equally and ratably, the payment of the principal of and the interest on all of the bonds at any time outstanding under the Indenture according to their tenor, purport and effect and in order to secure the faithful performance and observance of all of the covenants and conditions set forth herein and in the Original Indenture, as heretofore supplemented by the First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Sixteenth, Seventeenth, Eighteenth and Nineteenth Supplemental Indentures, by these presents hereby confirms (except for property hereinafter expressly reserved and excluded from the lien of the Indenture) the mortgage, conveyance, pledge, assignment and transfer of the properties, franchises, rights and privileges set forth and described in the Original Indenture and said Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Sixteenth, Seventeenth, Eighteenth and Nineteenth Supplemental Indentures, and does hereby grant, bargain, sell, release, convey, mortgage, confirm, assign, transfer, pledge and set over unto the Trustee, and its successors in the trust, and its and their assigns, upon the trusts established by the Indenture, all and singular:

         A. The "Schedule of Property and Interests Therein" hereto attached as
Schedule I and made a part hereof.

         B. The Company's gasworks, plant and machinery, purifiers, generators, service and other pipes, holders, mains, meters, shops, tools, implements, fixtures, appurtenances, and (except for property hereinafter expressly reserved and excluded from the lien of the Indenture) all other real and tangible personal property now owned or which shall hereafter be acquired by the Company, or its successor or successors, and used or useful in connection with its business of making, distributing, purchasing and selling gas, and with any other business authorized or permitted by the Company's charter, and all of the Company's leasehold interests in any of such property now or hereafter leased by the Company as a lessee and all corporate and other franchises of the Company, and all permits, ordinances, easements, privileges, immunities and licenses, all rights to lay, construct, maintain and operate systems for the distribution and transmission of gas and other agencies for the supply to itself or others of light, heat and power, and all rights of way, grants and consents which the Company now owns or which it may hereafter acquire, being intended to include, among other things covered by the Indenture, the entire existing and future light, heat and power business of the Company and all of its existing and all of its future rights, franchises, permits, ordinances and licenses to transact and conduct the same, and each and every part thereof (except as hereinafter noted) as provided in the Original Indenture and said Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Sixteenth, Seventeenth, Eighteenth and Nineteenth Supplemental Indentures, which are hereby made a part hereof, to the same extent as if set forth herein at length, excepting, however, and there is expressly reserved and excluded from the lien of the Indenture:

                  (1) Such of said properties or interests therein heretofore conveyed to the Trustee as may have been released by the Trustee or sold or otherwise disposed of as permitted by the provisions of the Indenture; and

                  (2) All right, title and interest of the Company now owned or hereafter acquired in and to


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
                           (a) all cash, bonds, shares of stock, obligations and
                  other securities not deposited with the Trustee under the provisions of the Indenture;

                           (b) all accounts and bills receivable (other than for
                  the recovery of real property or establishing a lien or charge thereon or right therein) and choses in action not specifically assigned to the Trustee and pledged with the Trustee hereunder;

                           (c) all goods, wares, merchandise, products and
                  by-products held for sale in the ordinary course of business;

                           (d) all materials and supplies held for consumption
                  in operation;

                           (e) all conversion burners, water heaters, stoves and
                  refrigerators rented to customers or held for rental;

                           (f) all motor vehicles; and

                  (3) The last day of each of the demised terms created by any lease of property now leased to the Company and the last day of any demised term under each and every lease hereafter made or acquired by the Company and, under each and every renewal of any lease the last day of each and every such demised term being hereby expressly reserved to and by the Company;

until and unless a default shall be made in one or more obligations of the Company under the Indenture and such default shall have continued beyond the period of grace, if any, applicable in respect thereof, and the Trustee or any receiver or other official shall take control of the mortgaged properties, in which event the Indenture shall (to the extent permitted by law) become and be a lien upon all of the classes of property set forth in 2 above (subject to any liens or encumbrances then existing thereon), and the Trustee, receiver or other official shall (to the extent permitted by law) be entitled to possess, use and dispose of the same in carrying on the operation of the Company's enterprise and to include the same in any sale under power of sale conferred by the Indenture or by law.

         TO HAVE AND TO HOLD all of said property, real, personal and mixed, now owned or hereafter acquired, mortgaged and conveyed by the Company as aforesaid, or intended so to be, unto the Trustee, and its successors in said trust, and to them and to their assigns forever.

         IN TRUST, NEVERTHELESS, for the purposes, with the powers and subject to the agreements, covenants and conditions set forth and expressed in the Original Indenture, as supplemented and modified by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture, the Tenth Supplemental Indenture, the Eleventh Supplemental Indenture, the Twelfth Supplemental Indenture, the Thirteenth Supplemental Indenture, the Fourteenth Supplemental Indenture, the Fifteenth Supplemental Indenture, the Sixteenth Supplemental Indenture, the Seventeenth Supplemental Indenture, Eighteenth Supplemental Indenture, the Nineteenth Supplemental Indenture and this instrument, it being agreed as follows, to wit:

                                  ARTICLE FIRST
                                   DEFINITIONS

         Section 1.01. General. The terms defined in this Article (whether or not capitalized and except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Twentieth Supplemental Indenture shall have the respective meanings specified in this Article FIRST.

         Section 1.02. Trust Indenture Act. (a) Whenever this Indenture refers to a provision of the Trust Indenture Act of 1939, as amended (the "TIA"), such provision is incorporated by reference in and made a part of this Indenture.

                  (b) Unless otherwise indicated, all terms used in this Twentieth Supplemental Indenture that are defined by the TIA, defined by the TIA by reference to another statute or defined by a rule of the Commission under the TIA shall have the meanings assigned to them in the TIA or such statute or rule as in force on the date of execution of this Twentieth Supplemental Indenture.

         Section 1.03. Definitions. For purposes of this Twentieth Supplemental Indenture, the following terms shall have the following meanings:

         "Authorized Agent" shall mean any agent of the Company designated as such by an Officers' Certificate delivered to the Trustee.

         "Board of Directors" shall mean the Board of Directors of the Company or the Executive Committee of such Board or any other duly authorized committee of such Board.

         "Board Resolution" shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions or trust companies in the City of Boston, Commonwealth of Massachusetts, or in the city where the corporate trust office of the Trustee is located, are obligated or authorized by law or executive order to close or on which the office of the Insurer in the Burrough of Manhattan, City of New York, State of New York, is closed.

         "Commission" shall mean the United States Securities and Exchange Commission, or if at any time hereafter the Commission is not existing or performing the duties now assigned to it under the TIA, then the body performing such duties.

         "Company Order" shall mean a written order signed in the name of the Company by one of the Chairman, the President, any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President"), the Treasurer or an Assistant Treasurer, of the Company, and delivered to the Trustee.

         "Corporate Trust Office of the Trustee", or other similar term, shall mean the corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be principally administered, which office is at the date of the execution of this Indenture located at Two International

Place, 4th Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Administration (The Providence Gas Company Twentieth Supplemental Indenture).

         "Depository" shall mean, unless otherwise specified in a Company Order, The Depository Trust Company, New York, New York, or any successor thereto registered and qualified as a clearing agency under the Securities Exchange Act of 1934, or other applicable statute or regulation.

         "Event of Default" shall mean any event specified in Section 7.05 hereof, continued for the period of time, if any, and after the giving of the notice, if any, therein designated.

         "Global Note" shall mean a Series T bond that, pursuant to Section 3.04 hereof, is issued to evidence the Series T bonds, that is delivered to the Depository or pursuant to the instructions of the Depository and that shall be registered in the name of the Depository or its nominee.

         "Holder" shall mean (a) with respect to Series T bonds issued in the form of a Global Note as provided in Section 3.04 hereof, any Person in whose name a Series T bond is registered on the records of the Depository and (b) with respect to Series T bonds issued in the form of individual Notes, the Registered Owner thereof.

         "Insurance Paying Agent" shall have the meaning ascribed thereto in
Section 5.06 hereof.

         "Insurer" shall mean MBIA Insurance Corporation, a New York domiciled stock insurance company.

         "Interest Payment Date" shall mean (a) each date designated as such for the payment of interest on the Series T bonds specified in this Twentieth Supplemental Indenture, (b) a date of maturity of the Series T bonds and (c) only with respect to defaulted interest on the Series T bonds, the date established by the Trustee for the payment of such defaulted interest pursuant to Section 2.03 hereof.

         "Note" or "Notes" shall mean the First Mortgage Bond(s), Series T, also known as ___% Senior Secured Insured Quarterly Note(s).

         "Officers' Certificate" when used with respect to the Company, shall mean a certificate signed by one of the Chairman, the President, any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President"), and by the Chief Financial Officer, Treasurer, any Assistant Treasurer, the Secretary or an Assistant Secretary of the Company; provided, that no individual shall be entitled to sign in more than one capacity.

         "Original Issue Date" shall mean _____________, 1999.

         "Participant" shall mean one of the participating organizations for which the Depository holds the Global Note.

         "Paying Agent" shall mean any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of or interest on the Series T bonds on behalf of the Company.

         "Person" shall mean any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership or other juridical entity, association, joint-stock company, trust, unincorporated organization or government or any agent or political subdivision thereof.

         "Policy" shall mean the financial guaranty insurance policy issued by the Insurer insuring the payment when due of the principal of and interest on the Series T bonds as provided therein.

         "Redemption Date" shall mean with respect to any Series T bond to be redeemed, in whole or in part, the date fixed for such redemption by or pursuant to this Twentieth Supplemental Indenture.

         "Registered Owner" shall mean any Person in whose name a particular First Mortgage Bond (including a Note) is registered on the books of the Trustee kept for that purpose in accordance with the terms of the Indenture (including this Twentieth Supplemental Indenture).

         "Regular Record Date" means the fifteenth (15th) calendar day (whether or not a Business Day) of the month preceding the month in which the respective Interest Payment Date occurs.

         "Principal Executive Offices of the Company" shall mean 100 Weybosset Street, Providence, Rhode Island 02903, or such other place where the main corporate offices of the Company are located as designated in writing to the Trustee by an Authorized Agent.

         "Responsible Officer" or "Responsible Officers" when used with respect to the Trustee shall mean any officer in the Corporate Trust Office of the Trustee or any other officer to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

         "Special Record Date" shall mean, with respect to any Series T bond, the date established by the Trustee in connection with the payment of defaulted interest on such Series T bond pursuant to Section 2.03 hereof.

         "Stated Maturity" means February 1, 2029.


                                 ARTICLE SECOND
                     DESIGNATION AND TERMS OF SERIES T BONDS

         Section 2.01. Establishment of Series. There shall be and is hereby created a new series of bonds entitled "First Mortgage Bonds, Series T, [____]%" also known as "____% Senior Secured Insured Quarterly Notes" (herein sometimes called the "Series T bonds" or "bonds of Series T" or "Notes"), limited in aggregate principal amount, except as noted in Section 3.02 hereof, to Fifteen Million Dollars ($15,000,000), and to be issued as prescribed in Section 3.01 hereof. Series T bonds shall be fully registered bonds in denominations of One Thousand Dollars ($1,000) and multiples thereof. All Series T bonds shall mature February 1, 2029 and shall bear interest at the rate and payable at the times specified in the form of Series T bond set forth herein.

         Interest shall be paid quarterly in arrears on each Interest Payment Date to the Person in whose name the Series T bonds are registered on the Regular Record Date for such Interest Payment Date. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the

Registered Owners on such Regular Record Date and may either be paid to the Person or Persons in whose name the Series T bonds are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Registered Owners of the Series T bonds not less than ten (10) days prior to such Special Record Date.

         Payments of interest on the Series T bonds will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Series T bonds shall be computed and paid on the basis of a 360-day year of twelve 30 day months.

         The principal of and interest on bonds of Series T shall, subject to the provisions of Section 7.04 be payable at the office of the Trustee in such coin or currency of the United States of America as shall be legal tender for the payment of public and private debts.

         Bonds of Series T shall be numbered "R-1" and consecutively upwards.

         Section 2.02. Exchangeability of Series T Bonds. Bonds of Series T shall be exchangeable for a like aggregate principal amount of Series T bonds of another authorized denomination or other authorized denominations.

         Section 2.03. Special Record Date. If and to the extent that the Company fails to make timely payment or provision for timely payment of interest on any Series T bond (other than on an Interest Payment Date that is a maturity date), that interest shall cease to be payable to the Persons who were the Registered Owners of such Series T bonds at the applicable Regular Record Date. In that event, when moneys become available for payment of the interest, the Trustee shall (a) establish a date of payment of such interest and a Special Record Date for the payment of that interest, which Special Record Date shall be not more than fifteen (15) or fewer than ten (10) days prior to the date of the proposed payment and (b) mail notice of the date of payment and of the Special Record Date not fewer than ten (10) days preceding the Special Record Date to each Registered Owner of such Series T bonds at the close of business on the 15th day preceding the mailing at the address of such Registered Owner, as it appeared on the register for the Series T bonds. On the day so established by the Trustee the interest shall be payable to the Registered Owners of the Series T bonds at the close of business on the Special Record Date.


                                  ARTICLE THIRD
                  ISSUANCE OF $15,000,000 OF SERIES T BONDS AND
                      CLOSING OF SUCH SERIES AT THAT AMOUNT

         Section 3.01. Issuance of Series T Bonds. Upon the execution and delivery hereof, the Company will execute and deliver to the Trustee and the Trustee will authenticate and deliver to the Company Fifteen Million Dollars ($15,000,000) in aggregate principal amount of Series T bonds.

         Section 3.02. Limitation on Aggregate Principal Amount. The issue of Series T bonds hereunder is hereby limited to the Fifteen Million Dollars ($15,000,000) in aggregate principal amount of bonds of such series to be initially issued as provided in Section 3.01 hereof and to Series T bonds issued in exchange or substitution for outstanding Series T bonds under the provisions of the Indenture, permitting the exchange of bonds for other Series T bonds (under the provisions of Section 2.02 hereof), or permitting the issuance of bonds in lieu of lost, stolen, destroyed or mutilated bonds, or permitting the exchange of definitive bonds for temporary bonds.

         Section 3.03. Cancellation of Series T Bonds Paid, Etc. All Series T bonds surrendered for the purpose of payment, redemption, exchange or registration of transfer shall be surrendered to the Trustee for cancellation and promptly canceled by it and no Series T bonds shall be issued in lieu thereof except as expressly permitted by this Twentieth Supplemental Indenture. The Company shall surrender to the Trustee any Series T bonds so acquired by it and such Series T bonds shall be canceled by the Trustee. No Series T bonds shall be authenticated in lieu of or in exchange for any Series T bonds so canceled.

         Section 3.04.  Bonds Issuable in the Form of a Global Note.

         (a) The Company shall execute and the Trustee shall, in accordance with
Section 3.01 hereof, authenticate and deliver the Series T bonds issuable hereunder in the form of a Global Note or Global Notes, which (i) shall represent, shall be denominated in an amount equal to the aggregate principal amount of and shall have the same terms as the outstanding Series T bonds, (ii) shall be registered in the name of the Depository or its nominee, (iii) shall be delivered by the Trustee to the Depository or pursuant to the Depository's instruction and (iv) shall bear a legend substantially to the following effect:
"This Security is a Global Note registered in the name of the Depository (referred to herein) or a nominee thereof and, unless and until it is exchanged in whole or in part for the individual Notes represented hereby, this Global Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository or a nominee of such successor Depository. Unless this Global Note is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) to the Trustee for registration of transfer, exchange or payment and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, Cede & Co., has an interest herein" or such other legend as may be required by the rules and regulations of the Depository.

         (b) Notwithstanding any other provision of the Indenture, a Global Note may be transferred, in whole but not in part, only as described in the legend thereto.

                  (c) (i) If at any time the Depository for a Global Note notifies the Company that it is unwilling or unable to continue as Depository for such Global Note or if at any time the Depository for the Global Note shall no longer be eligible or in good standing under the Securities Exchange Act of 1934 or other applicable statute or regulation, the Company shall appoint a successor Depository with respect to such Global Note. If a successor Depository for such Global
         Note is not appointed by the Company within ninety (90) days after the Company receives such notice or becomes aware of such ineligibility, the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Notes of such series in exchange for such Global Note, shall authenticate and deliver, individual Notes of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global Note in exchange for such Global Note. The Trustee shall not be charged with knowledge or notice of the ineligibility of a Depository unless a Responsible Officer of the Trustee shall have actual knowledge thereof.

                  (ii) (A) The Company may at any time and in its sole discretion determine that all outstanding (but not less than all) Notes evidencing the Series T bonds issued or issuable in the form of one or more Global Notes shall no longer be represented by such Global Note or Notes. In such event the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Notes in exchange for such Global Note, shall authenticate and deliver individual Notes of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Note or Notes in exchange for such Global Note or Notes.

                       (B) Within seven (7) days after the occurrence of an Event of Default with respect to any Global Notes, the Company shall execute, and the Trustee shall authenticate and deliver, Notes evidencing such Series T bonds in definitive registered form in any authorized denominations and in aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

                  (iii) In any exchange provided for in either of the preceding two paragraphs, the Company will execute and the Trustee will authenticate and deliver individual Notes in definitive registered form in authorized denominations. Upon the exchange of a Global Note for individual Notes, such Global Note shall be canceled by the Trustee. Notes issued in exchange for a Global Note pursuant to this Section shall be registered in such names and in such authorized denominations as the Depository for such Global Note, pursuant to instructions from its direct or indirect Participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Notes to the Depository for delivery to the Persons in whose names such Notes are so registered, or if the Depository shall refuse or be unable to deliver such Notes, the Trustee shall deliver such Notes to the Persons in whose names such Notes are registered, unless otherwise agreed upon between the Trustee and the Company, in which event the Company shall cause the Notes to be delivered to the Persons in whose names such Notes are registered.

         (d) None of the Company, the Trustee, any authenticating agent or any Paying Agent shall have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         (e) If the principal amount of part, but not all of a Global Note is paid, then upon surrender to the Trustee of such Global Note, the Company shall execute, and the Trustee shall authenticate, deliver and register, a Global Note in an authorized denomination in aggregate principal amount equal to, and having the same terms, Original Issue Date and series as, the unpaid portion of such Global Note.


                                 ARTICLE FOURTH
                                   REDEMPTION

         Section 4.01. General. Notwithstanding any provisions of the Indenture (including, without limitation, Section 41 thereof) the bonds of Series T shall be subject to redemption only in the manner and to the extent provided in this Article FOURTH.

         Section 4.02. Optional Redemption of Series T Bonds. The Company shall have the option, at any time and from time to time on or after February 1, 2004, of redeeming the outstanding Series T bonds, either in whole or in part, upon not less than thirty (30) days' nor more than sixty (60) days' prior written notice to each Registered Owner, by payment of the principal amount of the Series T bonds to be redeemed (the "Redemption Price"), and accrued interest thereon to, but not including, the Redemption Date.

         If notice of redemption is given as aforesaid, the Series T bonds so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price together with any accrued interest thereon, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) the Series T bonds shall cease to bear interest. If any Series T bond called for redemption shall not be paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at __%. Subject to the foregoing and applicable law (including without limitation, United States federal securities laws), the Company or its affiliates may, at any time and from time to time, purchase outstanding Series T bonds by tender, in the open market or by private agreement.

         Section 4.03. Redemption Procedures. Except as herein otherwise set forth, the provisions of Article Fourth of the Original Indenture, with respect to the procedures for call and redemption, prior to maturity, of Series A and Series B bonds, shall apply to the call and redemption, prior to maturity, of all bonds of Series T so to be called and redeemed pursuant to Section 4.02. All Series T bonds redeemed pursuant to the provisions hereof shall be canceled by the Trustee and shall be delivered to or upon the order of the Company, and shall not be reissued.

         Whenever any Series T bonds are to be redeemed pursuant to Section 4.02, the Trustee shall allocate to each Registered Owner a proportion of the Series T bonds to be redeemed, equal, as nearly as practicable, to the proportion that the principal amount of the Series T bonds then outstanding hereunder, registered in the name of such Registered Owner, bears to the principal amount of all Series T bonds then outstanding under the Indenture.

         Redemption notices for Series T bonds shall be given to each Registered Owner by registered mail and not by publication. The redemption notice given to each Registered Owner shall comply with the provisions of Article Fourth of the Original Indenture and shall also specify (i) the principal amount of such Registered Owner's Series T bonds to be redeemed, and (ii) the accrued interest payable in connection with such redemption.

         Section 4.04. Redemption at the Holder's Option. For purposes of this
Section 4.04 a "Beneficial Owner" means the person who has the right to sell, transfer or otherwise dispose of an interest in Series T bonds and the right to receive the proceeds therefrom, as well as the interest and principal payable to the Holder thereof. In general, a determination of beneficial ownership in the Series T bonds will be determined by the Company, in its sole discretion, which determinations shall be final and binding on all parties.

         Unless the Series T bonds have been declared due and payable prior to their maturity by reason of an Event of Default, the personal representative or other Person authorized to represent the estate of the deceased Beneficial Owner or from a surviving joint tenant(s) or tenant(s) by the entirety (each, a "Representative") of a deceased Beneficial Owner has the right to request redemption prior to February 1, 2029 of all or part of such interest, expressed in integral multiples of $1,000 principal amount, in the Series T bonds, and the Company will redeem the same subject to the limitations that the Company will not be obligated to redeem, during the period from the Original Issue Date through and including February 1, 2000 (the "Initial Period"), and during any twelve-month period which ends on and includes each February 1 thereafter (each such twelve-month period being hereinafter referred to as a "Subsequent Period"), (i) on behalf of a deceased Beneficial Owner any interest in the Series T bonds which exceeds an aggregate principal amount of $25,000 or (ii) interests in the Series T bonds in an aggregate principal amount exceeding $375,000. A request for redemption in the form attached as Schedule III hereto may be initiated by the Representative of a deceased Beneficial Owner at any time and in any principal amount in integral multiples of $1,000. Representatives of deceased Beneficial Owners must make arrangements with the Participant through whom such interest is owned in order that timely presentation of redemption requests can be made by the Participant to the Trustee. If the Company, although not obligated to do so, chooses to redeem interests of any deceased Beneficial Owner in the Series T bonds in the Initial Period or any Subsequent Period in excess of the $25,000 limitation, such redemption, to the extent that it exceeds the $25,000 limitation for any deceased Beneficial Owner, shall not be included in the computation of the $375,000 limitation for such Initial Period or such Subsequent Period, as the case may be, or for any succeeding Subsequent Period. Any Series T bonds (or portion thereof) tendered pursuant to a redemption request may be withdrawn by a written request by the Representative received by the Trustee at least ten (10) days prior to its repayment.

      Subject to the $25,000 and $375,000 limitations, the Company will, after the death of any Beneficial Owner, redeem the interest of such Beneficial Owner in the Series T bonds on the next Interest Payment Date following receipt by the Trustee of a redemption request received at least twenty (20) days in advance of the next Interest Payment Date. The Trustee will notify the Company promptly after receipt of any redemption request and the Company will provide all funds necessary for such redemption prior to the date of redemption to the Paying Agent. If redemption requests exceed the aggregate principal amount of interests in Series T bonds required to be redeemed during the Initial Period or during any Subsequent Period, then such excess redemption requests will be applied in the order received by the Trustee to successive Subsequent Periods, regardless of the number of Subsequent Periods required to redeem such interests. All redemption requests will be redeemed in the order in which the trustee receives the redemption request. To obtain repayment pursuant to a redemption request, the Representative must provide to the Participant (i) a written request for repayment signed by the Representative, and such signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. ("NASD") or a commercial bank or trust company having an office or correspondent in the United States, (ii) appropriate evidence satisfactory to the Company and the Trustee that (A) the Representative has authority to act on behalf of the deceased Beneficial Owner, (B) the death of such Beneficial Owner has occurred and (C) the deceased was the owner of a beneficial interest in such Series T bond at the time of death, (iii) if applicable, a properly executed assignment or endorsement, and (iv) if the beneficial interest in such Series T bond is held by a nominee of the deceased Beneficial Owner, a certificate satisfactory to the Trustee from such nominee attesting to the deceased's ownership of a beneficial interest in such Series T bond. The Participant will provide these documents to the Trustee. All questions as to the eligibility or validity of any exercise of redemption on behalf of a deceased Beneficial Owner will be determined by the Company, in its sole discretion, which determinations will be final and binding on all parties.

      For purposes of this Section 4.04, an interest in Series T bonds held in tenancy by the entirety, joint tenancy or by tenants in common will be deemed to be held by a single Beneficial Owner and the death of a tenant by the entirety, joint tenant or tenant in common will be deemed the death of a Beneficial Owner. The death of a Person who, during his lifetime, was entitled to substantially all of the rights of a

Beneficial Owner of an interest in the Series T bonds will be deemed the death of the Beneficial Owner, regardless of the recordation of such interest on the records of the Participant, if such rights can be established to the satisfaction of the Participant, if any, and the Company.

      In the case of any redemption request which is presented pursuant to this
Section 4.04 and which has not been fulfilled at the time the Company gives notice of its election to partially redeem Series T bonds pursuant to Section
4.02 hereof, such interest or portion thereof shall not be subject to redemption pursuant to such Section 4.02, but shall remain subject to redemption pursuant to this Section 4.04.


                                  ARTICLE FIFTH
                          SPECIAL INSURANCE PROVISIONS

      Section 5.01. Insurer as Third Party Beneficiary. To the extent that the Indenture confers upon or gives or grants to the Insurer any right, remedy or claim, the Insurer is hereby explicitly recognized as being a third-party beneficiary hereunder and may enforce any such right remedy or claim conferred, given or granted hereunder.

      Section 5.02.  Notices and Information.

            (a) The Company shall furnish to the Insurer:

                  (i) Any notice that is required to be given to a Holder of the
            Series T bonds or to the Trustee pursuant to the Indenture.

                  (ii) As soon as practicable after the filing thereof, a copy of any financial statement of the Company and a copy of any audit and annual report of the Company; a copy of any notice to be given to the Registered Owners of the Series T bonds including, without limitation, notice of any redemption of or defeasance of the Series T bonds; and such additional information as it may reasonably request.

            (b) The Company will permit the Insurer to have access to and to make copies of all books and records relating to the Series T bonds at any reasonable time.

            (c) Notwithstanding any other provision of the Indenture, the Trustee and the Company shall immediately notify the Insurer in accordance with
Section 5.06 if at any time after such amounts are due to be paid to the Trustee or Paying Agent there are insufficient moneys to make any payments of principal and/or interest as required and promptly upon the occurrence of any Event of Default hereunder.

      All notices and information required to be given to the Insurer shall be in writing and shall be sent by overnight delivery to MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504.

      Section 5.03. Concerning the Special Insurance Provisions. The provisions of this Article V shall apply notwithstanding anything in the Indenture to the contrary, but only so long as the Policy shall be in full force and effect and the Insurer is not in default thereunder.

      Section 5.04. Amendments. Any provision of the Indenture may not be amended in any manner which materially adversely affects the rights of the Insurer hereunder without the prior written consent of the Insurer, which shall not be unreasonably withheld, conditioned or delayed.

      Section 5.05. Limitation on Defeasance. Notwithstanding anything herein to the contrary, in the event that the principal and/or interest due on the Series T bonds shall be paid by the Insurer pursuant to the Policy, the Series T bonds shall remain outstanding for all purposes, not be defeased or otherwise satisfied and not be considered paid by the Company, and the assignment and pledge of moneys held in trust by the Trustee and all covenants, agreements and other obligations of the Company to the Registered Owners shall continue to exist and shall run to the benefit of the Insurer, and the Insurer shall be subrogated to the rights of such Registered Owners.

      Section 5.06.  Payments Under the Policy.

      (a) If, as of the second day next preceding any date on which payment of principal of or interest on the Series T bonds is due, there are insufficient moneys available under the Indenture to pay all principal and interest coming due on the Series T bonds on the next succeeding payment date, the Trustee shall immediately notify the Insurer or its designee by telephone or telegraph, confirmed in writing by registered or certified mail, of the amount of the deficiency.

      (b) If the deficiency is made up in whole or in part prior to or on the Interest Payment Date or the date designated for the payment of principal of the Series T bonds, the Trustee shall so notify the Insurer or its designee.

      (c) In addition, if the Trustee has notice that any of the Registered Owners have been required to disgorge payments of principal or interest on Series T bonds to the Company or to the trustee in bankruptcy for creditors or others pursuant to a final judgment by a court of competent jurisdiction that such payment constitutes a voidable preference to such Registered Owners within the meaning of any applicable bankruptcy laws, then the Trustee shall notify the Insurer or its designee of such fact by telephone or telegraphic notice, confirmed in writing by registered or certified mail.

      (d) The Trustee is hereby irrevocably designated, appointed, directed and authorized to act as attorney-in-fact for Registered Owners of the Series T bonds as follows:

            (i) if and to the extent there is a deficiency in amounts required to pay interest on the Series T bonds, the Trustee shall (A) execute and deliver to State Street Bank and Trust Company, N.A., or its successors under the Policy (the "Insurance Paying Agent"), in form satisfactory to the Insurance Paying Agent, an instrument appointing the Insurer as agent for such Registered Owners in any legal proceeding related to the payment of such interest and an assignment to the Insurer of the claims for interest to which such deficiency relates and which are paid by the Insurer, (B) receive as designee of the respective Registered Owners (and not as Trustee) in accordance with the tenor of the Policy payment from the Insurance Paying Agent with respect to the claims for interest so assigned and (C) disburse the same to such respective Registered Owners; and

            (ii) if and to the extent of a deficiency in amounts required to pay principal of the Series T bonds, the Trustee shall (A) execute and deliver to the Insurance Paying Agent an instrument appointing the Insurer as agent for such Registered Owner in any legal proceeding relating to the payment of such principal and an assignment to the Insurer of any of the Series T bonds surrendered to the Insurance Paying Agent of so much of the principal amount thereof as has not previously been paid or for which moneys are not held by the Trustee and available for such payment (but such assignment shall be delivered only if payment from the Insurance Paying Agent is received), (B) receive as designee of the respective Registered Owners (and not as Trustee) in accordance with the tenor of the Policy payment therefor from the Insurance Paying Agent and
      (C) disburse the same to such Registered Owners.

      (e) Payments with respect to claims for interest on and principal of Series T bonds disbursed by the Trustee from proceeds of the Policy shall not be considered to discharge the obligation of the Company with respect to such Series T bonds as set forth in Section 2.01 hereof, and the Insurer shall become the owner of such unpaid Series T bond and claims for interest in accordance with the tenor of the assignment made to it under the provisions of this subsection or otherwise.

      (f) Irrespective of whether any such assignment is executed and delivered, the Company and the Trustee hereby agree for the benefit of the Insurer that:

            (i) they recognize that to the extent the Insurer makes payments, directly or indirectly (as by paying through the Trustee), on account of principal of or interest on the Series T bonds, the Insurer will be subrogated to the rights of such Registered Owners to receive the amount of such principal and interest from the Company, with interest thereon as provided and solely from the sources stated in the Indenture and the Series T bonds; and

            (ii) they will accordingly pay to the Insurer the amount of such principal and interest (including principal and interest recovered under subparagraph (ii) of the first paragraph of the Policy, which principal and interest shall be deemed past due and not to have been paid), with interest thereon as provided in the Indenture and the Series T bond, but only from the sources and in the manner provided herein for the payment of principal of and interest on the Series T bonds to Registered Owners and will otherwise treat the Insurer as the owner of such rights to the amount of such principal and interest.

      Section 5.07. Insurer's Rights Concerning the Trustee.

      (a) The Insurer shall receive prompt written notice of any Trustee or Paying Agent resignation.

      (b) Notwithstanding any other provision of the Indenture, in determining whether the rights of the Holders of Series T bonds will be adversely affected in any material respect by any action taken pursuant to the terms and provisions of the Indenture, the Trustee or Paying Agent shall consider the effect on the Holders of Series T bonds as if there were no Policy.

      Section 5.08. Insurer's Right to Accelerate, etc. Anything in the Indenture to the contrary notwithstanding, upon the occurrence and continuance of an Event of Default, so long as the Policy shall be in full force and effect and the Insurer is not in default under the terms of the Policy, the Insurer shall be entitled to control and direct the enforcement of all rights and remedies granted to the Holders of Series T bonds.

                                  ARTICLE SIXTH
            PARTICULAR PROVISIONS RELATED TO THE TRUST INDENTURE ACT

      Anything contained elsewhere in the Indenture notwithstanding, so long as any of the Series T bonds shall remain outstanding, the following provisions, which are intended to clarify certain matters, including compliance with the TIA, shall apply, in addition to all other provisions of the Indenture, as supplemented, and in the case of any conflict with any other provision of the Indenture, the following provisions shall control.

      Section 6.01. Deposited Moneys to be Held in Trust by Trustee. Subject to
Section 6.03, all moneys deposited with the Trustee pursuant to Section 66 of the Original Indenture, shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Registered Owners of the particular Series T bonds for the payment or redemption of which such moneys have been deposited with the Trustee of all sums due and to be come due thereon for principal and interest.

      Section 6.02. Paying Agent to Repay Moneys Held. Upon the satisfaction and discharge of the Indenture, all moneys then held by any Paying Agent for the Series T bonds (other than the Trustee) shall, upon written demand by the Company, be repaid to the Company or paid to the Trustee, and thereupon such Paying Agent shall be released from all further obligations with respect to such moneys.

      Section 6.03. Return of Unclaimed Moneys. Any moneys deposited with or paid to the Trustee for payment of the principal of or any interest on any Series T bonds and not applied but remaining unclaimed by the Registered Owners of such Series T bonds for two years after the date upon which the principal of or any interest on such Series T bonds, as the case may be, shall have become due and payable, shall be repaid to the Company, subject to applicable abandoned property laws, by the Trustee on written demand by the Company; and any Registered Owner of any of such Series T bonds shall thereafter look only to the Company for any payment which such Registered Owner may be entitled to collect.

      Section 6.04. Provisions as to Paying Agent. The Trustee shall be the Paying Agent for the Series T bonds and, at the option of the Company, the Company may appoint additional Paying Agents (including without limitation itself). Whenever the Company shall appoint a Paying Agent other than the Trustee with respect to the Series T bonds, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section:

      (a) that such Paying Agent will hold all sums received by it as such agent for the payment of the principal of or interest, if any, on the Series T bonds (whether such sums have been paid to it by the Company or by any other obligor on the Series T bonds) in trust for the benefit of the Registered Owners of the Series T bonds, or of the Trustee until such sums shall be paid to such Registered Owners or otherwise disposed of as herein provided;

      (b) that such Paying Agent will give the Trustee notice of any failure by the Company (or by any other obligor on the Series T bonds) to make any payment of the principal of, premium if any, or interest on the Series T bonds when the same shall be due and payable; and

      (c) that such Paying Agent will at any time during the continuance of any such failure, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

      The Company will, on or prior to each due date of the principal of and any interest on the Series T bonds, deposit with the Paying Agent a sum sufficient to pay such principal and any interest so becoming due, such sum to be held in trust for the benefit of the Registered Owners of the Series T bonds entitled to such principal of and any interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action.

      If the Company shall act as its own Paying Agent with respect to the Series T bonds, it will, on or before each due date of the principal of or interest, if any, on the Series T bonds, set aside, segregate and hold in trust for the benefit of the Registered Owners of the Series T bonds, a sum sufficient to pay such principal or interest, if any, so becoming due until such sums shall be paid to such Registered Owners or otherwise disposed of as herein provided. The Company will promptly notify the Trustee of any failure to take such action.

      The Company may at any time pay or cause to be paid to the Trustee all sums held in trust by it or any Paying Agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained, and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

      Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this section is subject to the provisions of Sections 6.02 and 6.03.

      Section 6.05. Certificates and Notice to Trustee. The Company shall, on or before the expiration of ninety (90) days after the end of each calendar year ending on or after December 31, 1999, deliver to the Trustee a certificate from its principal executive officer, principal financial officer or principal accounting officer covering the preceding calendar year and stating whether or not, to the knowledge of such Person, the Company has complied with all conditions and covenants under the Indenture, and, if not, describing in reasonable detail any failure by the Company to comply with any such conditions or covenants. For purposes of this Section, compliance shall be determined without regard to any period of grace or requirement of notice provided under the Indenture. Upon the occurrence of a default, the Company shall promptly notify the Trustee of such event.

      Section 6.06. Company to Furnish Registered Owner Lists. The Company and any other obligor on the Series T bonds shall furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the Registered Owners of the Series T bonds:

            (a) semi-annually and not more than fifteen (15) days after each Regular Record Date for each Interest Payment Date that is not a maturity date, as of such Regular Record Date, and such list need not include information received after such date; and

            (b) at such other times as the Trustee may request in writing, within thirty (30) days after receipt by the Company of any such request, as of a date not more than fifteen (15) days prior to the time such information is furnished, and such list need not include information received after such date;

provided that if and so long as the Trustee shall be the registrar for the Series T bonds, such list shall not be required to be furnished.

      Section 6.07. Preservation and Disclosure of Registered Owner Lists.

      (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Registered Owners of the Series T bonds (i) contained in the most recent lists furnished to it as provided in Section 6.06, (ii) received by it in the capacity of registrar for the Series T bonds, if so acting, and (iii) filed with it within the two preceding years pursuant to Section 6.09(d)(ii). The Trustee may destroy any list furnished to it as provided in Section 6.06 upon receipt of a new list so furnished.

      (b) In case three or more Registered Owners of Series T bonds (hereinafter referred to as "applicants") apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such applicant has owned a Series T bond for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Registered Owners of Series T bonds with respect to their rights under this Indenture or under the Series T bonds and such application is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either

                  (i) afford to such applicants access to the information
            preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section; or

                  (ii) inform such applicants as to the approximate number of
            Registered Owners whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with the provisions of such subsection (a) and as to the approximate cost of mailing to such Registered Owners the form of proxy or other communication, if any, specified in such application.

      If the Trustee shall elect not to afford to such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Registered Owner of Series T bonds, whose name and address appears in the information preserved at the time by the Trustee in accordance with the provisions of such subsection (a) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five (5) days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Registered Owners or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met, and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Registered Owners with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

      (c) Each and every Registered Owner of a Series T bond, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor the agent of the Company or the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Registered Owners of Series T bonds in accordance with the provisions of subsection (b) of this Section, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under such subsection (b).

      Section 6.08. Reports by the Company. The Company shall:

      (a) file with the Trustee, within fifteen (15) days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

      (b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

      (c) transmit by mail to all Registered Owners of Series T bonds, within thirty (30) days after the filing thereof with the Trustee in the manner and to the extent provided in Section 6.09(d), such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs
(a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

      Section 6.09. Reports by the Trustee.

      (a) Annually, not later than August 15 of each year, the Trustee shall transmit by mail in the manner provided in Section 6.22 a brief report dated as of such date that complies with Section 313(a) of the TIA (to the extent required by such Section).

      (b) The Trustee shall from time to time transmit by mail brief reports that comply, both in content and date of delivery, with Section 313(b) of the TIA (to the extent required by such Section).

      (c) A copy of each such report mailed pursuant to this section shall, at the time of such transmission to such Registered Owners, be filed by the Trustee with each stock exchange upon which any Series T bonds are listed and also with the Commission. The Company will notify the Trustee promptly in writing upon the listing of such Series T bonds on any stock exchange.

      (d) Reports pursuant to this Section shall be transmitted:

                  (i) by mail to all Registered Owners of Series T bonds, as their names and addresses appear in the register for the Series T bonds;

                  (ii) by mail to such Registered Owners of Series T bonds as have within the two years preceding such transmission, filed their names and addresses with the Trustee for such purpose;

                  (iii) by mail, except in the case of reports pursuant to
            Section 6.09(b) and (c) hereof, to all Registered Owners of Series T bonds whose names and addresses have been furnished to or received by the Trustee pursuant to Section 6.06 and 6.07(a) (ii) hereof; and

                  (iv) at the time such report is transmitted to the Registered
            Owners of the Series T bonds, to each exchange on which Series T bonds are listed and also with the Commission.

      Section 6.10. Prohibition of Impairment of Registered Owner's Right to Payment. Notwithstanding any other provision in the Indenture, the rights of any Registered Owner of any Series T bond to receive payment of the principal of and any interest on a Series T bond, on or after the respective due dates expressed in a Series T bond or on the applicable Redemption Date, or to institute suit for the enforcement of any such payment on or after such respective dates are absolute and unconditional, and shall not be impaired or affected without the consent of such Registered Owner.

      Section 6.11. Notice of Default. The Trustee shall, within ninety (90) days after the occurrence of a default with respect to the Series T bonds, give to all Registered Owners of the Series T bonds, in the manner provided in
Section 6.22, notice of such default known to the Trustee, unless such default shall have been cured or waived before the giving of such notice, the term "default" for the purpose of this Section 6.11 being hereby defined to be any event which is or after notice or lapse of time or both would become an Event of Default; provided that, except in the case of default in the payment of the principal of or any premium or interest on any of the Series T bonds, or in the payment of any sinking or purchase fund installments, the Trustee shall be protected in withholding such notice if and so long as its board of directors or trustees, executive committee, or a trust committee of directors or trustees or Responsible Officers in good faith determines that the withholding of such notice is in the interests of the Registered Owners of the Series T bonds.

      Section 6.12. Undertaking to Pay Costs. All parties to this Twentieth Supplemental Indenture agree, and each Registered Owner of any Series T bond by acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under the Indenture (including this Twentieth Supplemental Indenture) or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but this Section 6.12 shall not apply to any suit instituted by the Trustee, or to any suit instituted by any Registered Owner, or group of Registered Owners, holding in the aggregate more than 10% in principal amount of the Series T bonds outstanding, or to any suit instituted by any Registered Owner for the enforcement of the payment of the principal of or any interest on any Series T bond on or after the due date expressed in such Series T bond or the applicable Redemption Date.

      Section 6.13. Conflicting Interest of Trustee. The Trustee shall be subject to and shall comply with the provisions of Section 310(b) of the TIA. Nothing in this Twentieth Supplemental Indenture shall be deemed to prohibit the Trustee or the Company from making any application permitted pursuant to such section.

      Section 6.14. Existence and Eligibility of Trustee. There shall at all times be a Trustee hereunder which Trustee shall at all times be a corporation organized and doing business under the laws of the United States or any State thereof or of the District of Columbia having (or in the case of a subsidiary of a bank holding company, its parent shall have) a combined capital and surplus of at least $50,000,000 and which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal or State authorities. Such corporation shall have its principal place of business in the Borough of Manhattan, The City of New York, State of New York or the City of Boston, Commonwealth of Massachusetts, if there be such a corporation in such location willing to act upon reasonable and customary terms and conditions. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid authority, then for the purposes of this Section 6.14, the combined capital and surplus shall be deemed to be as set forth in its most recent report of condition so published. No obligor upon the Series T bonds or Person directly or indirectly controlling, controlled by, or under common control with such obligor shall serve as Trustee. If at any time the Trustee shall cease to be eligible in accordance with this Section 6.14, the Trustee shall resign immediately in the manner and with the effect specified herein.

      Section 6.15. Resignation or Removal of Trustee.

      (a) Pursuant to the provisions of this Twentieth Supplemental Indenture, the Trustee may at any time resign and be discharged of the trusts created by the Indenture by giving written notice to the Company specifying the day upon which such resignation shall take effect, and such resignation shall take effect immediately upon the later of the appointment of a successor trustee and such day.

      (b) Any Trustee may be removed at any time by an instrument or concurrent instruments in writing filed with such Trustee and signed and acknowledged by the Registered Owners of a majority in principal amount of the then outstanding First Mortgage Bonds or by their attorneys in fact duly authorized.

      (c) So long as no default has occurred and is continuing, and no event has occurred and is continuing that, with the giving of notice or the lapse of time or both, would become a default, the Company may remove any Trustee upon written notice to the Registered Owner of each Series T bond outstanding and the Trustee and appoint a successor Trustee meeting the requirements of Section 6.14. The Company or the successor Trustee shall give notice to the Registered Owners, in the manner provided in Section 6.22, of such removal and appointment within thirty (30) days of such removal and appointment.

      (d) If at any time (i) the Trustee shall cease to be eligible in accordance with Section 6.14 hereof and shall fail to resign after a written request therefor by the Company or by any Registered Owner who has been a bona fide Registered Owner for at least six months, (ii) the Trustee shall fail to comply with Section 6.13 hereof after written request therefor by the Company or any such Registered Owner, or (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Trustee may be removed forthwith by an instrument or concurrent instruments in writing filed with the Trustee and either:

                  (i) signed by the President or any Vice President of the
            Company and attested by the Secretary or an Assistant Secretary of the Company; or

                  (ii) signed and acknowledged by the Registered Owners of a majority in principal amount of outstanding Series T bonds or by their attorneys in fact duly authorized.

      (e) Any resignation or removal of the Trustee shall not become effective until acceptance of appointment by the successor Trustee as provided in Section
6.16 hereof.

      Section 6.16. Appointment of Successor Trustee.

            (a) If at any time the Trustee shall resign or be removed, the Company, by a resolution of its Board of Directors, shall promptly appoint a successor Trustee.

            (b) The Company shall provide written notice of its appointment of a successor Trustee to the Registered Owner of each Series T bond outstanding following any such appointment.

            (c) If no appointment of a successor Trustee shall be made pursuant to Section 6.16(a) hereof within sixty (60) days after appointment shall be required, any Registered Owner or the resigning Trustee may apply to any court of competent jurisdiction to appoint a successor Trustee. Said court may thereupon after such notice, if any, as such court may deem proper and prescribe, appoint a successor Trustee.

            (d) Any Trustee appointed under this Section 6.16 as a successor Trustee shall be a bank or trust company eligible under Section 6.14 hereof and qualified under Section 6.13 hereof.

      Section 6.17. Acceptance by Successor Trustee.

            (a) Any successor Trustee appointed as provided in Section 6.16 hereof shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but nevertheless, on the written request of the Company or of the successor Trustee, the Trustee ceasing to act shall, upon payment of any amounts then due it pursuant to Section 77 of the Original Indenture, execute and deliver an instrument transferring to such successor Trustee all the rights and powers of the Trustee so ceasing to act, including all right, title, and interest in the First Mortgage Bonds. Upon request of any such successor Trustee, the Company shall execute any and all instruments in writing in order more fully and certainly to vest in and confirm to such successor

Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to Section 77 of the Original Indenture.

            (b) No successor Trustee shall accept appointment as provided in this Section 6.17 unless at the time of such acceptance such successor Trustee shall be qualified under Section 6.13 hereof and eligible under Section 6.14 hereof and the Insurer shall have consented in writing to such appointment, which consent shall not be unreasonably withheld, conditioned or delayed.

            (c) Upon acceptance of appointment by a successor Trustee as provided in this Section 6.17, the successor Trustee shall mail notice of its succession hereunder to all Registered Owners of Series T bonds as the names and addresses of such Registered Owners appear on the books of the Trustee kept for that purpose.

      Section 6.18. Limitations on Rights of Trustee as a Creditor. The Trustee shall be subject to, and shall comply with, the provisions of Section 311 of the TIA.

      Section 6.19. Company-Owned Series T Bonds Disregarded. In determining whether the Registered Owners of the requisite aggregate principal amount of outstanding Series T bonds have concurred in any direction, consent or waiver under the Indenture, Series T bonds which are owned by the Company or any other obligor on the Series T bonds or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Series T bonds shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Series T bonds which the Trustee knows are so owned shall be so disregarded. Series T bonds so owned which have been pledged in good faith to third parties may be regarded as outstanding for the purposes of this Section 6.19 if the pledgee shall establish the pledgee's right to take action with respect to such Series T bonds and that the pledgee is not a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In the case of a dispute as to such right, the Trustee may rely upon an opinion of counsel (which may be counsel to the Company) and Officers' Certificate to establish the foregoing.

      Section 6.20. Business Days. Unless otherwise provided, in any case where the date of maturity of the principal of or any interest on any Series T bond or the date fixed for redemption of any Series T bond is not a Business Day, then payment of such principal or any interest need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and, in the case of timely payment thereof, no interest shall accrue for the period from and after such Interest Payment Date or the date on which the principal of the Series T bond is required to be paid.

      Section 6.21. Trust Indenture Act to Control. If and to the extent that any provision of the Indenture limits, qualifies or conflicts with the duties imposed by the TIA, such required provision of the TIA shall govern.

      Section 6.22. Manner of Mailing Notice to Registered Owner.

      (a) Any notice or demand which by any provision of the Indenture is required or permitted to be given or served by the Trustee or the Company to or on the Registered Owners of Series T bonds as the case may be, shall be given or served by first-class mail, postage prepaid, addressed to the Registered Owners of such Series T bonds in the register of Registered Owners, and any such notice shall be deemed to be given or served by being deposited in a post office letter box in the form and manner provided in this Section 6.22. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice to any Registered Owner by mail, then such notification to such Registered Owner as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

      (b) The Company shall also provide any notices required under the Indenture by publication, but only to the extent that such publication is required by the TIA, the rules and regulations of the Commission or any securities exchange upon which any Series T bonds are listed.


                                 ARTICLE SEVENTH
                              ADDITIONAL PROVISIONS

      Section 7.01. Title. The Company covenants and agrees that it has good right and lawful authority to mortgage the properties described in the granting clauses hereof and after-acquired property as provided herein and that it is lawfully seized and possessed of the same (except with respect to after-acquired property).

      Section 7.02. Released Property. The Company covenants and agrees that since the date of the Nineteenth Supplemental Indenture no real estate or interest therein has been taken by exercise of the right of eminent domain or released from the Indenture or subjected to any easement which has not been terminated of record except as listed on the "Schedule of Released Property" attached hereto as Schedule II.

      Section 7.03. Bonds Held by the Company. No bonds owned or held by, for the account of or for the benefit of the Company or any other obligor on the bonds (other than bonds pledged to secure an obligation) shall be deemed entitled to share in any payment or distribution provided in Article Sixth of the Original Indenture or under the Policy, provided that the Trustee shall be protected in making any such payment or distribution unless it shall have actual knowledge that the bonds in respect of which such payment or distribution is made are so owned or held.

      Section 7.04. Payment of Series T Bonds. Payment of the principal and interest on all Series T bonds shall be payable as follows:

      (a) On or before 9:30 a.m., Boston, Massachusetts time, or such other time as shall be agreed upon between the Trustee and the Company, of the day on which payment of principal or interest is due on any Global Note pursuant to the terms thereof, the Company shall deliver to the Trustee funds available on such date sufficient to make such payment, by wire transfer of immediately available funds or by instructing the Trustee to withdraw sufficient funds from an account maintained by the Company with the Trustee or such other method as is acceptable to the Trustee. On or before 12:00 noon, Boston, Massachusetts time, or such other time as shall be agreed upon between the Trustee and the Depository, of the day on which any payment of interest is due on any Global Note (other than at maturity), the Trustee shall pay to the Depository such interest in same day funds. On or before 1:00 p.m., Boston, Massachusetts time or such other time as shall be agreed upon between the Trustee and the Depository, of the day on which principal and interest payable at maturity, if any, is due on any Global Note, the Trustee shall deposit with the Depository the amount equal to the principal and interest payable at maturity by wire transfer into the account specified by the Depository. As a condition to the payment, at maturity or upon redemption, of any part of the principal of and interest on any Global Note, the Depository shall surrender, or cause to be surrendered, such Global Note to the Trustee, whereupon a new Global Note shall be issued to the Depository pursuant to Section 3.04(e) hereof.

      (b) With respect to any Note that is not a Global Note, principal and interest due at the maturity of the Note shall be payable in immediately available funds when due upon presentation and surrender of such Note at the Corporate Trust Office of the Trustee or at the authorized office of any Paying Agent. Interest on any Note that is not a Global Note (other than interest payable at maturity) shall be paid by check mailed to the Registered Owner thereof at such Registered Owner's address as it appears on the register by check payable in clearinghouse funds; provided that if the Trustee receives a written request from any Registered Owner of Notes, the aggregate principal amount of which having the same Interest Payment Date equals or exceeds $10,000,000, on or before the applicable Regular Record Date for such Interest Payment Date, interest shall be paid by wire transfer of immediately available funds to a bank within the continental United States designated by such Registered Owner in its request or by direct deposit into the account of such Registered Owner designated by such Registered Owner in its request if such account is maintained with the Trustee or any paying agent.

      Section 7.05. Events of Default. Anything contained elsewhere in the Indenture notwithstanding, and without limiting the effect of Section 7.12 of this Twentieth Supplemental Indenture, so long as any of the Series T bonds shall remain outstanding, the Trustee shall be entitled to exercise any of the remedies provided in the Indenture (including, without limitation, the remedies provided in Sections 33, 46, 47, 48 and 49 of the Original Indenture):

      (a) if the Company shall default in the payment of any interest payable on any Series T bonds and such default shall have continued for a period of ninety
(90) days, or the Company shall default in the payment of principal on any Series T bonds at final maturity or at any date fixed for the optional redemption thereof pursuant to the provisions of Section 4.02 or Section 4.03 of this Twentieth Supplemental Indenture;

      (b) if the Company shall fail in the observance or performance of any other covenant, condition or agreement not enumerated in this Section herein above, contained in the Indenture (including this Twentieth Supplemental Indenture), and such failure shall continue for a period of ninety (90) days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" hereunder and demanding that the Company remedy the same, shall have been given to the Company by the Trustee by registered or certified mail, or to the Company and the Trustee by the Registered Owners of not less than 10% in aggregate principal amount of the Series T bonds; or

      (c) in the event of the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of, or in respect of, the Company under applicable Federal bankruptcy law or any other applicable Federal or State law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) or the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; or

      (d) in the event of the institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Federal bankruptcy law or any other similar applicable Federal or State law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due.

      Section 7.06. Expiration. This Twentieth Supplemental Indenture shall become void when the Original Indenture shall be void and the Insurer has been repaid in full any amounts paid by the Insurer under the Policy.

      Section 7.07. Dates for Identification. Dates of supplemental indentures and of bonds are intended as and for dates for the identification of such bonds and such instruments, respectively, and are not intended to indicate that any such instrument or any bond was and no such instrument or bond has been or is to be executed on a Sunday or a legal holiday, the respective dates when supplemental indentures were executed being the dates or respective dates of the acknowledgments of the parties thereto.

      Section 7.08. Section References. Whenever reference is made in this Twentieth Supplemental Indenture to a Section or an Article of the Original Indenture and such Section or Article has been amended by this instrument or any of the indentures supplemental to the Original Indenture enumerated herein above, or two or more of them, then such reference shall be to such Section or Article as so amended, whether or not herein expressly so stated.

      Section 7.09. Recordation. The Company, at its own cost and expense, will forthwith, upon the execution and delivery by the parties hereto of this Twentieth Supplemental Indenture, cause the same to be recorded pursuant to law in all offices for the recording of mortgages of real or personal property in which such recordation is necessary in order to perfect and protect the lien hereof, and, in any event, in all such offices in which it has caused or may cause the Original Indenture to be recorded.

      Section 7.10. Replacement on Loss, Etc. Anything in the Series T bonds or in the Indenture to the contrary notwithstanding, upon receipt by the Company or the Trustee of evidence reasonably satisfactory to the Company or the Trustee of the ownership of and loss, theft, destruction or mutilation of any Series T bond and (a) in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (provided, however, that if the holder of such Series T bond is an institution having a minimum net worth of $10,000,000 or more, its own affidavit and undertaking of indemnity shall be deemed to be satisfactory evidence, indemnity and security) or (b) in the case of mutilation, upon surrender and cancellation thereof, the Company at its expense will execute, and thereupon the Trustee will authenticate and deliver in lieu thereof, a new bond, executed and authenticated in the same manner as the bond being replaced, in an aggregate principal amount equal to the unpaid portion of the principal amount of the bond being replaced.

      Section 7.11. Counterparts. This Twentieth Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original; and such counterparts shall constitute but one and the same instrument, which shall for all purposes be sufficiently evidenced by any such original counterpart.

      Section 7.12. Rights and Remedies on Default. For any default by the Company in the covenants, stipulations, promises and agreements herein contained or contained in the bonds of Series T, the Trustee and the bondholders, subject to the rights of the Insurer, shall have the same rights and remedies, subject to the same limitations, as are provided in the Original Indenture.

      IN WITNESS WHEREOF, The Providence Gas Company has caused its corporate seal to be hereto affixed and these presents to be executed, acknowledged and delivered in its name and on its behalf by its President and Treasurer, and said State Street Bank and Trust Company, as successor as Trustee to Rhode Island Hospital Trust National Bank, which succeeded Rhode Island Hospital Trust Company, has caused its corporate seal to be hereto affixed and these presents to be executed and delivered by one of its officers, all hereunto duly authorized, as of the day and year first above written.

                                    THE PROVIDENCE GAS COMPANY

(CORPORATE SEAL)                    By________________________________
                                      Its President


                                    By________________________________
                                      Its Treasurer

Signed, sealed and delivered in the presence of:


________________________________
as to The Providence Gas Company

                                    STATE STREET BANK AND TRUST COMPANY,
                                    Trustee


[CORPORATE SEAL]                    By________________________________
                                      Authorized Officer

Signed, sealed and delivered in the presence of:


________________________________
as to State Street Bank and Trust Company

STATE OF RHODE ISLAND   )
                        ) : SS.:
COUNTY OF PROVIDENCE    )

      In Providence, this ____ day of February A.D. 1999, personally appeared before me James H. Dodge, to me known and known by me to be the President of THE PROVIDENCE GAS COMPANY, one of the parties that executed the foregoing instrument, and acknowledged said instrument to be his free act and deed in his capacity, and the free act and deed of said corporation; and on oath stated that he was duly authorized to execute said instrument and that the seal affixed thereto is the corporate seal of said corporation.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year first above written.


                                    ________________________________
                                    Notary Public
                                    My Commission Expires:__________

                                             [Notarial Seal]



STATE OF RHODE ISLAND   )
                        ):SS.:
COUNTY OF PROVIDENCE    )

      In Providence, this ____ day of February A.D. 1999, personally appeared before me Gary S. Gillheeney, to me known and known by me to be the Treasurer of THE PROVIDENCE GAS COMPANY, one of the parties that executed the foregoing instrument, and acknowledged said instrument to be his free act and deed in his said capacity; and the free act and deed of said corporation; and on oath stated that he was duly authorized to execute said instrument and that the seal affixed thereto is the corporate seal of said corporation.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year first above written.

                                    ________________________________
                                    Notary Public
                                    My Commission Expires:__________

                                            [Notarial Seal]

COMMONWEALTH OF MASSACHUSETTS )
                              ):SS.:
COUNTY OF SUFFOLK             )

      In Boston, this ____ day of February A. D. 1999, personally appeared before me, _____________ to me known and known by me to be ________________ of STATE STREET BANK AND TRUST COMPANY, one of the parties that executed the foregoing instrument, and acknowledged said instrument to be his free act and deed in his said capacity, and the free act and deed of said corporation; and on oath stated that he was duly authorized to execute said instrument and that the seal affixed thereto is the corporate seal of said corporation.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year first above written.


                                    ________________________________
                                    Notary Public
                                    My Commission Expires:__________

                                            [Notarial Seal]

                    SCHEDULE OF PROPERTY AND INTEREST THEREIN

                                [to be supplied]



























                                   SCHEDULE I
                      (to Twentieth Supplemental Indenture)

                          SCHEDULE OF RELEASED PROPERTY


                                      None



























                                   SCHEDULE II
                      (to Twentieth Supplemental Indenture)

                         FORM OF REQUEST FOR REDEMPTION

                             PROVIDENCE GAS COMPANY
                      First Mortgage Bond, Series T, ____%
                 (____% Senior Secured Insured Quarterly Notes)
                               due February, 2029
                                    CUSIP No.

      The undersigned Participant does hereby certify, pursuant to Section 4.05 of the Twentieth Supplemental Indenture dated as of _________, 1999 to the Indenture dated as of January 1, 1922 between THE PROVIDENCE GAS COMPANY (the "Company") and STATE STREET BANK AND TRUST COMPANY, as trustee (the "Trustee"), to the Company and the Trustee that:

      1. [Name of deceased Beneficial Owner] is deceased.

      2. [Name of deceased Beneficial Owner] had an interest in $______ in face principal amount of the Company's First Mortgage Bond, Series T, _____% (also known as _____% Senior Secured Insured Quarterly Notes) due February 1, 2029 (the "Notes").

      3. [Name of Representative] is [Beneficial Owner's personal representative/other person authorized to represent the estate of the Beneficial Owner/surviving joint tenant/surviving tenant by the entirety] of [Name of deceased Beneficial Owner] and has delivered to the undersigned a request for redemption in form satisfactory to the undersigned, requesting that $__________ [$1,000 or an integral multiple thereof] be redeemed pursuant to said Section
4.05. Such request and the documents accompanying such request, all of which are satisfactory to the undersigned, are delivered herewith.

      4. [Name of Participant] holds the interest in the Notes with respect to which this Request for Redemption is being made on behalf of [Name of deceased Beneficial Owner].

      IN WITNESS WHEREOF, the undersigned has executed this Request for Redemption as of __________, ____.

                                    [Name of Participant]

                                    By:________________________________

                                    Name:______________________________

                                    Title:_____________________________




                                  SCHEDULE III
                      (to Twentieth Supplemental Indenture)